EXHIBIT 10.29

AMENDMENT TO ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement, dated as of October 21, 2013 (the “Amendment”), is entered into by and between NOVEL DRUG SOLUTIONS LLC, a New Jersey limited liability company (“NDS”) and IMPRIMIS PHARMACEUTICALS, INC., a Delaware corporation (“Imprimis” and together with NDS, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement, dated as of October 8, 2013 (the “Existing Agreement”); and

WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendment to the Existing Agreement.

(a) As of the Effective Date (defined below), Section 1.16 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Product” will mean any product, in any form or formulation, comprising compositions comprising one or more of epinephrine, Shugarcaine, phenylephrine, or lidocaine, in each case for use in the prevention or treatment of any disease, state or condition in humans, which if made, used, offered for sale, sold or imported absent rights under the Assigned Patent Rights would infringe a valid claim of an issued patent within the Assigned Patent Rights.

(b) As of the Effective Date (defined below), Section 1.18 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Technology” shall mean, collectively, (a) any product in any form or formulation comprising any one or more compositions comprising one or more of epinephrine, Shugarcaine, phenylephrine, or lidocaine; and (b) all methods of manufacture and use of the foregoing.”

3. Patent Assignment. Pursuant to Section 2.3 of the Existing Agreement, on the Effective Date, NDS shall cause John Scott Karolchyk to execute and deliver to Imprimis the patent assignment in the form attached as Exhibit A (the “Patent Assignment”) evidencing the sale, conveyance, transfer and assignment of certain of the Assigned Patent Rights from NDS to Imprimis in accordance with this Amendment and the Existing Agreement.

4. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of another Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Existing Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment.

5. Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

NOVEL DRUG SOLUTIONS, LLC

By:	/s/ Scott Karolchyk
Name:	Scott Karolchyk
Title:	Owner, R.Ph.

IMPRIMIS PHARMACEUTICALS, INC.

By:	/s/ Mark L. Baum
Name:	Mark L. Baum
Title:	CEO

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EXHIBIT A

PATENT ASSIGNMENT

WHEREAS, I, John Scott Karolchyk, of 39 Woodlawn Terrace, Lake Hopatcong, New Jersey 07849, U.S.A., has invented a certain new and useful invention entitled:

EPINEPHRINE-BASED COMPOSITIONS AND METHODS FOR FABRICATING THEREOF

U.S. Serial No.: 61/892,872, filed October 18, 2013

for which I am about to make or have made application for Letters Patent of the United States; and

WHEREAS, Imprimis Pharmaceuticals, Inc, a corporation duly organized under the laws of the United States of America, and having its principal place of business at 12626 High Bluff Drive, Suite 105, San Diego, California 92130, U.S.A., is desirous of acquiring all rights, title and interests in and to said invention, said application(s), and in and to any and all Letters Patent which may be granted for or upon said invention and application(s) in the United States of America and anywhere in the world.

NOW THEREFORE, to all whom it may concern, be it known that for good and valuable consideration, the receipt of which is hereby acknowledged, I, John Scott Karolchyk, have sold, assigned and transferred, and by these presents do sell, assign and transfer, unto said Imprimis Pharmaceuticals, Inc., the full and exclusive right, title and interest, throughout the world, in, to and under the following:

(a) said invention as fully set forth and described in the specification prepared, and executed by us preparatory to obtaining Letters Patent of the United States therefor;

(b) said application(s);

(c) any and all refilings, divisions, continuations and continuations-in-part of said application(s);

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(d) any and all Letters Patent of the United States of America which may issue from said application(s), refilings, divisions, continuations and continuations-in-part;

(e) any and all reissues and reexaminations of said Letters Patent of the United States of America;

(f) any and all application(s) for Letters Patent upon said invention which may hereafter be filed in any and all countries foreign to the United States of America;

(g) any and all refilings, divisions and continuations of said foreign-filed application(s);

(h) any and all Letters Patent of countries foreign to the United States of America which may issue from the said foreign-filed application(s), refilings, divisions and continuations; and

(i) any and all extensions of, and additions to, said Letters Patent of countries foreign to the United States of America.

I, John Scott Karolchyk, further agree that upon request I will provide promptly all pertinent facts and documents relating to said invention and said Letters Patent and legal equivalents as may be known and accessible and will testify as to the same in any interference, litigation or proceeding related thereto and will promptly execute and deliver to Imprimis Pharmaceuticals, Inc. or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce said application(s), said invention and said Letters Patent and said equivalents thereof which may be necessary or desirable to carry out the purposes thereof.

All of the above shall be held and enjoyed by said Imprimis Pharmaceuticals, Inc. for its own use and benefit, and for its successors, legal representatives and assigns, to the full end of the term for which said Letters Patent may be granted, and I hereby authorize and request the Commissioner of Patents and Trademarks to issue the said Letters Patent in accordance with this Assignment.

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Date	John Scott Karolchyk

State/Commonwealth

of: _________________________

County of: ___________________

On this _______ day of _________________, 2013, before me, the undersigned notary public, personally appeared_______________, proved to me through satisfactory evidence of identification, which was ___________________________, to be the person whose name is signed on the preceding or attached document in my presence.

(SEAL)	Notary Public: __________________________

My Commission Expires: _____/_____/_____

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